Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Arrhythmia Research Technology, Inc.
25 Sawyer Passway
Fitchburg, MA 01420

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our audit report dated March 4, 2005, relating to the consolidated financial statements of Arrhythmia Research Technology, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO Seidman, LLP
Gardner, Massachusetts
December 23, 2005